Exhibit 99.1

EDITORIAL CONTACTS:

Amy Flores
+1 408 345 8194
amy_flores@agilent.com

Jorgen Tesselaar (Europe and Asia)
+31 20 547 2825
jorgen_tesselaar@agilent.com

INVESTOR CONTACT:

Rodney Gonsalves
+1 408 345 8948
rodney_gonsalves@agilent.com

Agilent Technologies Reports Second Quarter 2007 Results

SANTA CLARA, Calif., May 14, 2007 — Agilent Technologies Inc. (NYSE: A) today reported orders of $1.40 billion for the second fiscal quarter ended April 30, 2007, 10 percent above one year ago. Revenues during the quarter were $1.32 billion, 7 percent above last year. Second quarter GAAP net income was $123 million, or $0.30 per diluted share, compared with $115 million, or $0.26 per share, in last year’s second quarter.

Included in this quarter’s GAAP income is $40 million of share-based compensation expense. Excluding this item and $13 million of tax and other net costs, Agilent reported second quarter adjusted net income of $176 million, or $0.43 per share. On a comparable basis, the company earned $157 million, or $0.36 per share, one year ago. (1)

“Agilent had another solid performance in this year’s second quarter,” said Bill Sullivan, Agilent president and chief executive officer. “Both revenues and earnings were in the middle of our guidance range. As in the first quarter, we saw

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notable strength across our Bio-Analytical Measurement portfolio, and significant weakness in wireless handset test.” In Q2, revenues were up 7 percent, and adjusted net income per share, at $0.43, was 19 percent above last year’s results.

Sullivan noted that the company’s Bio-Analytical revenues were up 15 percent, again outpacing all major competitors. “We’re particularly pleased by the initial reception to our second quarter GC and GC/MS platform introductions.” Sullivan also noted that, while Electronic Measurement revenues grew 3 percent, segment growth excluding the impact of a weak handset test market was about 7 percent.

Sullivan added, “The pick-up in second quarter Electronic Measurement bookings to 8 percent growth, combined with the steady 14 percent growth in Bio-Analytical orders, bodes well for Agilent’s prospects in the second half of this year.”

Second quarter Return on Invested Capital(2) reached 25 percent, 2 points better than last year’s strong performance, while receivables Days-Sales-Outstanding improved 4 days. Inventory Days-On-Hand, anticipating a stronger second half, increased by 6 days. Cash generated from operating activities was $302 million in the second quarter. During the period, the company repurchased $382 million of its common stock. The company ended the quarter with net cash of $2.1 billion.

For the fiscal third quarter of 2007, Agilent expects revenues of $1.36 billion to $1.40 billion, up 10 percent to 13 percent from last year. Adjusted net income is expected to be in the range of $0.46 to $0.50 per share, 18 percent to 28 percent above last year’s comparable earnings. Normal seasonality would suggest fourth quarter revenues roughly 5 percent above the third quarter and an increase in operating earnings of about $0.09 per share. (3)

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Segment Results

Bio-Analytical Measurement
($ millions except where noted)

	Q2:F07	Q2:F06	Q1:F07
Orders	457	401	433
Revenues	428	372	455
Gross Margin,%	53%	50%	54%
Income from Operations	67	45	88
Segment Assets	953	925	927
Return On Invested Capital(2),%	27%	21%	36%

Bio-Analytical Measurement orders were up 14 percent in the second quarter from one year ago, marking the fourth consecutive quarter of double-digit growth. Revenues of $428 million were up 15 percent from last year, with double- digit growth in all major geographies and strength across the portfolio of instruments, consumables and services. Life Sciences revenues of $194 million were up 20 percent from last year. Sustained momentum of the Liquid Chromatography and LC / MS platform as well as a market leading position in emerging Comparative Genomics Hybridization (CGH) microarray applications drove the second quarter growth of Life Sciences. Chemical Analysis revenues of $234 million were up 11 percent from last year, with environmental spending and forensics showing particular strength. Market reception to the new Gas Chromatography and GC/MS platform has been excellent and above expectations.

Segment income from operations of $67 million was $22 million above last year on a $56 million increase in revenues. Gross margins improved by 3 points, while operating margins improved 4 points to 16 percent. Segment Return On Invested Capital(2) improved 6 points to 27 percent.

Electronic Measurement
($ millions except where noted)

	Q2:F07	Q2:F06	Q1:F07
Orders	943	875	817
Revenues	892	867	825
Gross Margin,%	59%	55%	57%
Income from Operations	130	120	95
Segment Assets	2,224	2,213	2,155
Return On Invested Capital(2),%	25%	23%	19%

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Second quarter Electronic Measurement orders of $943 million were up 8 percent from last year, double the average of the past four quarters. The pick-up in orders was due to sustained momentum in general purpose test, strength in wireline communications test and a bottoming of the wireless handset test market. Revenues of $892 million were up 3 percent, with Americas up 7 percent and Europe up 9 percent, while demand from Asia was down 3 percent. General Purpose Test revenues were 10 percent ahead of last year while Communications Test, reflecting the weakness in handset test, was off 7 percent from one year ago.

Second quarter income from operations of $130 million was up $10 million from last year on a $25 million increase in revenues. Gross margins improved 3 points from last year while operating margins improved less than a point due to increased acquisition-related spending. Segment ROIC(2) improved 2 points to 25 percent.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 19,000 employees serve customers in more than 110 countries. Agilent had net revenues of $5.0 billion in fiscal 2006. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details on its second quarter FY2007 financial results on a conference call with investors beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q2 2007 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

A telephone replay of the conference call will be available from 3:30 p.m. (Pacific) today through May 21, 2007. The replay number is +1 888 286 8010 or international callers may dial +1 617 801 6888; enter pass code 56067025.

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Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the pace of new product introductions and future demand for the Company’s products and services; and guidance for the third and fourth quarters and the second half of fiscal year 2007. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, and unforeseen changes in the demand for current and new products and technologies.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarterly period ended Jan. 31, 2007. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1)             Adjusted net income and adjusted net income per share are non-GAAP measures. Each of these measures is defined to exclude primarily the impacts of restructuring and asset impairment charges, business separation costs, non-cash stock-based compensation, intangible amortization as well as gains and losses from the sale of investments and disposals of businesses net of their tax effects. A reconciliation between adjusted net income and GAAP net income is set forth on

5

page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2)             Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 6 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

(3)             Adjusted net income per share as projected for Q307 and Q407 is a non-GAAP measure which excludes primarily the impacts of future restructuring and asset impairment charges, non-cash stock-based compensation, and intangibles amortization. It also excludes the impact of the acquisition of Stratagene, which has not yet been completed. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $10 million per quarter.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	April 30,		Percent
	2007	2006	Inc/(Dec)

Orders	$1,400	$1,276	10%

Net revenue	$1,320	$1,239	7%

Costs and expenses:
Cost of products and services	590	598	(1%)
Research and development	173	172	1%
Selling, general and administrative	426	427	—
Gain on sale of San Jose site	—	(56)	100%
Total costs and expenses	1,189	1,141	4%

Income from continuing operations	131	98	34%

Other income (expense), net	25	46	(46%)

Income from continuing operations before taxes	156	144	8%

Provision for taxes	33	23	43%

Income from continuing operations, net	123	121	2%

Income from and gain on sale of discontinued operations of our Semiconductor Products Business (net of taxes of zero in 2006)	—	(16)	100%

Income from the discontinued operations of our Semiconductor Test Solutions Business (net of taxes of $5 million in 2006)	—	10	(100%)

Net income	$123	$115	7%

Net income per share - basic:
Income from continuing operations	$0.31	$0.28
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	—	(0.04)
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	—	0.03
Net income per share - basic	$0.31	$0.27

Net income per share - diluted:
Income from continuing operations	$0.30	$0.27
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	—	(0.04)
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	—	0.03
Net income per share - diluted	$0.30	$0.26

Weighted average shares used in computing net income per share:
Basic	402	430
Diluted	413	442

Income from continuing operations for the second quarter of fiscal years 2007 and 2006 include pre-tax share-based compensation expense under SFAS No. 123(R) of $40 million and $22 million, respectively, related to employee stock options and employee stock purchases.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Six Months Ended
	April 30,		Percent
	2007	2006	Inc/(Dec)

Orders	$2,650	$2,453	8%

Net revenue	$2,600	$2,406	8%

Costs and expenses:
Cost of products and services	1,179	1,163	1%
Research and development	341	337	1%
Selling, general and administrative	854	829	3%
Gain on sale of San Jose site	—	(56)	100%
Total costs and expenses	2,374	2,273	4%

Income from continuing operations	226	133	70%

Other income (expense), net	53	94	(44%)

Income from continuing operations before taxes and equity income	279	227	23%

Provision for taxes	6	33	(82%)

Income from continuing operations before equity income	273	194	41%

Equity income from and gain on sale of Lumileds	—	901	(100%)

Income from continuing operations, net	273	1,095	(75%)

Income from and gain on sale of discontinued operations of our Semiconductor Products Business (net of taxes of $10 million in 2006)	—	1,821	(100%)

Income from the discontinued operations of our Semiconductor Test Solutions Business (net of taxes of $10 million in 2006)	—	15	(100%)

Net income	$273	$2,931	(91%)

Net income per share - basic:
Income from continuing operations	$0.67	$2.42
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	—	4.03
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	—	0.03
Net income per share - basic	$0.67	$6.48

Net income per share - diluted:
Income from continuing operations	$0.66	$2.37
Income from and gain on sale of discontinued operations of our Semiconductor Products Business, net	—	3.93
Income from the discontinued operations of our Semiconductor Test Solutions Business, net	—	0.03
Net income per share - diluted	$0.66	$6.33

Weighted average shares used in computing net income per share:
Basic	405	452
Diluted	416	463

Income from continuing operations for the first six months of fiscal years 2007 and 2006 include pre-tax share-based compensation expense under SFAS No  123(R) of $76 million and $54 million, respectively, related to employee stock options and employee stock purchases.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	April 30,	October 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$2,050	$2,262
Accounts receivable, net	718	692
Inventory	650	627
Other current assets	373	377
Total current assets	3,791	3,958

Property, plant and equipment, net	777	775
Goodwill and other intangible assets, net	517	468
Restricted cash and cash equivalents	1,604	1,606
Other assets	594	562
Total assets	$7,283	$7,369

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$332	$378
Employee compensation and benefits	425	414
Deferred revenue	248	225
Income and other taxes payable	412	390
Other accrued liabilities	137	131
Total current liabilities	1,554	1,538

Long-term debt	1,500	1,500
Retirement and post-retirement benefits	286	288
Other long-term liabilities	388	395
Total liabilities	3,728	3,721

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 542 million shares at April 30, 2007 and 535 million shares at October 31, 2006 issued	5	5
Treasury stock at cost; 146 million shares at April 30, 2007 and 127 million shares at October 31, 2006	(5,161)	(4,525)
Additional paid-in capital	6,830	6,605
Retained earnings	1,807	1,534
Accumulated other comprehensive income	74	29
Total stockholders’ equity	3,555	3,648
Total liabilities and stockholders’ equity	$7,283	$7,369

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Six Months	Three Months
	Ended	Ended
	April 30,	April 30,
	2007	2007
Cash flows from operating activities:
Net income	$273	$123

Adjustments to reconcile income from continuing operations to net cash provided by operating activities:

Depreciation and amortization	93	47
Share based compensation	76	40
Deferred taxes	(8)	(7)
Excess and obsolete inventory-related charges	8	5
Asset impairment charges	4	2
Net gain on sale of investments	(2)	—
Net gain on sale of assets	(6)	(6)
Other	1	—
Changes in assets and liabilities:
Accounts receivable	(4)	(30)
Inventory	(30)	(10)
Accounts payable	(31)	34
Employee compensation and benefits	10	82
Income taxes and other taxes payable	15	61
Other current assets and liabilities	55	1
Other long-term assets and liabilities	(59)	(40)
Net cash provided by operating activities (a)	395	302

Cash flows from investing activities:
Investments in property, plant and equipment	(79)	(42)
Proceeds from the sale of property, plant and equipment	8	7
Proceeds from sale of investments	12	—
Increase in restricted cash, cash equivalents, net	2	1
Acquisition of businesses and intangible assets, net of cash acquired	(72)	(2)
Net cash used in investing activities	(129)	(36)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	147	62
Treasury stock repurchases	(636)	(382)
Net cash used in financing activities	(489)	(320)

Effect of exchange rate movements	11	14

Net decrease in cash and cash equivalents	(212)	(40)

Cash and cash equivalents at beginning of period	2,262	2,090

Cash and cash equivalents at end of period	$2,050	$2,050

(a) Cash payments included in operating activities:

Restructuring	40	18
Income tax payments	33	14

The preliminary cash flow statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
ADJUSTED NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Six Months Ended
	April 30,				April 30,
	2007	Diluted EPS	2006	Diluted EPS	2007	Diluted EPS	2006	Diluted EPS

Net income per GAAP	$123	$0.30	$115	$0.26	$273	$0.66	$2,931	$6.33
Less income from and gain on sale of discontinued operations of our Semiconductor Products Business	—	—	(16)	(0.04)	—	—	1,821	3.93
Less income from discontinued operations of our Semiconductor Test Solutions Business	—	—	10	0.03	—	—	15	0.03
Income from continuing operations	$123	$0.30	$121	$0.27	$273	$0.66	$1,095	$2.37
Non-GAAP adjustments:
Restructuring and asset impairment	10	0.02	61	0.14	19	0.04	95	0.21
Business disposal and infrastructure reduction costs	6	0.01	20	0.05	12	0.03	30	0.06
Gain on sale of assets	(6)	(0.01)	(56)	(0.13)	(7)	(0.02)	(56)	(0.12)
Share-based compensation expense	40	0.10	22	0.05	76	0.18	54	0.12
Excess software amortization	8	0.02	—	—	16	0.04	—	—
Intangible amortization	9	0.02	7	0.02	17	0.04	12	0.02
Donation to Agilent Foundation	—	—	—	—	20	0.05	—	—
Remeasurement loss for a one-time intercompany transaction	4	0.01	—	—	4	0.01	—	—
Gain on sale and equity in income of Lumileds	—	—	—	—	—	—	(901)	(1.95)
Unallocated SPG corporate charges	—	—	—	—	—	—	13	0.03
Unallocated STS corporate charges	—	—	18	0.04	—	—	35	0.08
Other	1	—	(4)	(0.01)	3	0.01	(10)	(0.02)
Adjustment for taxes	(19)	(0.04)	(32)	(0.07)	(95)	(0.23)	(68)	(0.15)
Adjusted net income from continuing operations	$176	$0.43	$157	$0.36	$338	$0.81	$299	$0.65

Add net income for STS segment (non-GAAP)	—	—	21	0.04	—	—	32	0.06
Adjusted net income	$176	$0.43	$178	$0.40	$338	$0.81	$331	$0.71

We provide adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, expenses related to share-based compensation, charges related to the amortization of intangibles, the impact of restructuring charges and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as share-based compensation expenses, amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the Company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the Company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary adjusted net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

Preliminary

	BAM	EM	Agilent		BAM	EM	BAM	EM
	Q2’07	Q2’07	Q2’07		Q2’06	Q2’06	Q1’07	Q1’07
Numerator:
Adjusted income from operations	$67	$130	$199		$45	$120	$88	$95
Less:
Taxes and Other (income)/expense	17	24	43		12	24	25	19

Segment return	50	106	156	(a)	33	96	63	76

Segment return annualized	$200	$424	$624		$132	$384	$252	$304

Denominator:
Segment assets (b)	$953	$2,224	$3,185		$925	$2,213	$927	$2,155
Less:
Net current liabilities (c)	214	549	757		242	565	203	455
Invested capital	$739	$1,675	$2,428		$683	$1,648	$724	$1,700

Average invested capital	$732	$1,688	$2,456		$633	$1,682	$698	$1,641

ROIC	27%	25%	25%		21%	23%	36%	19%

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a)             Agilent return is equal to adjusted net income from continuing operations of $176 million minus net interest income after tax of $20 million. Please see “Adjusted Net Income and EPS Reconciliations” for a reconciliation of adjusted net income from continuing operations to GAAP income from continuing operations.

(b)            Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c)             Includes accounts payable, employee compensation and benefits, other accrued liabilities and allocated corporate liabilities.

Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor.  ROIC is a tool by which we track how much value we are creating for our shareholders.  Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.